UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NeuroOne Medical Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NeuroOne Medical Technologies Corporation

7599 Anagram Dr.

Eden Prairie, MN 55344

SUPPLEMENT TO THE PROXY STATEMENT DATED JANUARY 21, 2025

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 14, 2025

This Second Supplement (this “Supplement”), dated February 7, 2025, further supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by NeuroOne Medical Technologies Corporation, a Delaware corporation, referred to herein as we, us, our or the Company, with the U.S. Securities and Exchange Commission (the “SEC”) on January 21, 2025, as supplemented on February 5, 2025, in connection with the solicitation by the Company’s Board of Directors (the “Board”), of proxies to be voted at the 2025 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”).

We are providing this Supplement to correct the description of what constitutes a quorum for the Annual Meeting. As such, the disclosure included on page 1 of the Proxy Statement relating to the requirements to obtain a quorum at the Annual Meeting is amended as follows:

“The holders of one-third of the outstanding shares of stock entitled to vote at the Annual Meeting as of the record date must be present, in person or by proxy duly authorized at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.”

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, WHICH CONTAINS IMPORTANT ADDITIONAL INFORMATION. Except as to the matters specifically discussed herein, this Supplement does not otherwise modify or update any information or disclosure contained in the Proxy Statement. Capitalized terms used but not otherwise defined in this Supplement shall have the meanings assigned to such terms in the Proxy Statement.